                                                                         10.2(o)

January 31, 2000

Dave Lynch
26 Autumn Lane
New Canaan, CT 06840


Dear Dave:

          This letter constitutes the agreement (the "Agreement") between you and Modem Media . Poppe Tyson, Inc. (the "Company") regarding benefits due you under certain circumstances as described below.

          1. Acceleration of Stock Options Upon Termination, The vesting of your
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Company stock options granted to you as of the date of this Agreement will be accelerated by one year upon either of the following events:

          A. The termination of your employment by you for "Good Reason" (as defined in Section 4 below) within eighteen (18) months after a Change of Control; or

          B. The termination of your employment by the Company or its successor (other than for "cause," as defined in Section 3 below) within eighteen (18) months after a Change of Control.

          In addition, if the effective date of any such termination of your employment is 6 months or less from your next vesting date, an additional number of options will vest equal to (i) the total number of options that would have vested on your next vesting date, multiplied by (ii) a fraction, the numerator of which equals the number of months from the date of your last vesting and the effective date of your termination of employment, and the denominator of which is 12.

          2. Change of Control. For purposes of this Agreement, "Change of
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Control" shall mean the occurrence of any of the following events: (i) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

          3. Termination for Cause. For purposes of this Agreement, "cause"
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shall mean (i) your gross misconduct in the performance of your duties with the Company; (ii) your engaging in illegal conduct (other than any misdemeanor, traffic violation or similar misconduct) in connection with your performance of duties for the Company; or (iii) your commission of a felony. The determination as to whether "cause" exists shall be made by me (or such other individual who may become your immediate supervisor).

          4. Termination for Good Reason, For purposes of this Agreement, "Good
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Reason" shall mean a material reduction in your compensation or/and employee benefits; material reduction in your job responsibilities or position; or relocation of your work location by more than fifty (50) miles.

          5. Other Agreements. Except as specifically stated herein, all other
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terms and conditions of prior written agreements regarding the subject of your employment shall remain in full force and effect.

          Kindly indicate your agreement to the foregoing by signing in the space provided below.

                          Very truly yours,
                          MODEM MEDIA. POPPE TYSON, INC.

                          /s/ Gerald M. O'Connell


ACCEPTED AND AGREED:

By:
     /s/ Dave Lynch
Date: 2/03/00